EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan of our report dated June 29, 2016, with respect to the consolidated financial statements and schedule of Itron, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

May 18, 2017